Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2022, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries (“the Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended October 30, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte and Touche LLP

May 22, 2023